CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated July 2, 2019, on the financial statements of Zinc One Resources Inc. as of February 28, 2019 and 2018 in the Form F-7 Registration Statement filed with the Securities and Exchange Commission.

/S/ Charlton & Company

Charlton & Company

Chartered Professional Accountants

Vancouver Canada

July 17, 2019